EXHIBIT 21

                         SUBSIDIARIES OF TEKTRONIX, INC.

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
                                                                              Percentage of Voting
        Name of Subsidiary and                                                 Securities Owned by
   Jurisdiction in Which Organized                                              Immediate Parent
Tektronix Ges.m.b.H. (Austria) ............................................           100
Tektronix N.V. (Belgium) ..................................................           100
Tektronix Industria e Comercio Ltda. (Brazil) .............................           100
Gage Applied Inc. (Canada) ................................................           100
Tektronix Canada Inc. (Canada) ............................................           100
Tektronix Electronics (China) Co., Ltd. (China) ...........................           100
Tektronix (China) Co., Ltd.  (China) ......................................           100
Tektronix (Yangzhong) Co., Ltd. (China) ...................................           100
Gage Applied Sciences (U.S.) Inc. (Delaware) ..............................           100
Tektronix A/S (Denmark) ...................................................           100
Tektronix Oy (Finland) ....................................................           100
Tektronix S.A. (France) ...................................................           100
Tektronix Berlin GmbH & Co., KG (Germany) .................................           100
Tektronix Berlin Verwaltungs GmbH (Germany) ...............................           100
Tektronix GmbH (Germany) ..................................................           100
Tektronix Munich GmbH (Germany) (formerly Profile Optische Systeme GmbH)...           100
Tektronix Foreign Sales Corporation (Guam) ................................           100
Tektronix Hong Kong Limited (Hong Kong) ...................................           100
Tektronix Engineering Development (India) Limited (India) .................           100
Tektronix Padova S.p.A. (Italy) ...........................................           100
Tektronix S.p.A. (Italy) ..................................................           100
Tektronix Korea, Ltd. (Korea) .............................................           100
Tektronix, S.A. de C.V. (Mexico) ..........................................           100
Tektronix Holland B.V. (The Netherlands) ..................................           100
Maxtek Components Corporation (Oregon) ....................................           100
Tektronix Asia, Ltd. (Oregon) .............................................           100
Tektronix Development Company (Oregon) ....................................           100
Tektronix Export, Inc. (Oregon) ...........................................           100
Tektronix Federal Systems, Inc. (Oregon) ..................................           100
Tektronix International, Inc. (Oregon) ....................................           100
Tektronix Polska Sp. z o.o. (Poland) ......................................           100
Tektronix Southeast Asia Pte Ltd  (Singapore) .............................           100
Tektronix Espanola, S.A. (Spain) ..........................................           100
Tektronix AB (Sweden) .....................................................           100
Tektronix International A.G. (Switzerland) ................................           100
Tektronix International Sales GmbH ........................................           100
Tektronix Taiwan, Ltd. (Taiwan) ...........................................           100
Tektronix Cambridge Limited (United Kingdom) ..............................           100
Tektronix Europe Ltd. (United Kingdom) ....................................           100
Tektronix U.K. Ltd. (United Kingdom) ......................................           100
Tektronix U.K. Holdings Limited (United Kingdom) ..........................           100

.. . . . . . . . . . . . . . . . . . . . . .
Subsidiaries - Less than 100% Ownership
(Parent Company/Oregon Corp. listed above):

Sony/Tektronix Corporation  (Japan) .......................................            50
Tektronix (India) Limited  (India) ........................................            96
VideoTele.com .............................................................            93
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